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EXHIBIT 10.2

AMENDMENT NO. 1 TO THE

QUAKER HOUGHTON

RETIREMENT SAVINGS PLAN

(As Amended and Restated January 1, 2020)

WHEREAS, Quaker Chemical Corporation d/b/a Quaker Houghton (the “Company”) adopted the Quaker Houghton Retirement Savings Plan, as amended and restated effective January 1, 2020 (the “Plan”);

WHEREAS, the Company desires to amend the Plan to make certain changes to the Plan’s automatic contribution feature; and

WHEREAS, pursuant to Section 8.1 of the Plan, the Retirement Savings Plan Committee has the right to amend the Plan at any time, subject to certain inapplicable limitations.

NOW, THEREFORE, effective as of March 1, 2020, the Plan shall be, and hereby is, amended as follows:

Effective as of March 1, 2020, the second sentence of Section 4.2(a)(ii)(A) of the Plan (“Automatic Election”) is hereby amended to read as follows:

“For Eligible Employees hired on or after March 1, 2020, such deemed election shall become effective starting with the paycheck for the first pay date on or after the 30th day following the Eligible Employee’s employment commencement date.”

IN WITNESS WHEREOF, Quaker Chemical Corporation d/b/a Quaker Houghton has caused these presents to be duly executed on this 25th  day of February, 2020.

                                                            QUAKER CHEMICAL CORPORATION

                                                            D/B/A QUAKER HOUGHTON

Attest:  __/s/ ROBERT T. TRAUB  _______            By:  ____/s/ MARY DEAN HALL__  _

                                                                                                Mary Dean Hall